 Exhibit 99.1

Traws Pharma Adds John Leaman, MD as Independent Director and Formalizes Appointments of Two Key Executives

NEWTOWN, PA, October 6, 2025 (GLOBE NEWSWIRE) – Traws Pharma, Inc. (NASDAQ: TRAW) (“Traws Pharma”, “Traws” or “the Company”), a clinical-stage biopharmaceutical company developing novel therapies to target critical threats to human health from respiratory viral diseases, today announced the appointment of John Leaman, MD to its board of directors as an independent director, effective October 1, 2025. In addition, Traws’ Board of Directors (the “Board”) has eliminated the interim notation of its key executives Iain Dukes and Charles Parker, who are now Chief Executive Officer and Chief Financial Officer, respectively.

"Dr. Leaman brings more than a decade of experience in finance, M&A and corporate strategy, and we are excited to welcome him to our Board of Directors. In addition, eliminating the interim title of our key executive officers indicates the full support of them by the Board," said Jack E. Stover, Chairman of Traws Pharma.

"We believe Dr. Leaman’s insights and guidance will be invaluable as we prepare to enroll subjects in Phase 2 studies evaluating the safety and efficacy of ratutrelvir, designed to be a broadly acting treatment for SARS-CoV-2/COVID-19 that can be used without ritonavir,” added Iain D. Dukes, MA, DPhil, Chief Executive Officer of Traws Pharma.

John H. Leaman, MD is currently the Chief Financial Officer at Cellarity Inc. During his tenure, he has helped oversee the close of a large pharma partnership, as well as leading the Company's Series D crossover financing. Prior to joining Cellarity in 2023, Dr. Leaman served as the Chief Financial Officer and Chief Business Officer at Impel Pharmaceuticals LLC, where he helped lead the Company's IPO in 2021. Before that, Dr. Leaman served as the Chief Financial Officer and Head of Corporate Development at Selecta Biosciences, Inc. and as Head of Corporate Development at InfaCare Pharmaceutical Corporation until it was acquired by Mallinckrodt pls in 2017. Earlier, Dr. Leaman was the Chief Financial Officer of Medgenics, Inc. and previously held senior roles at Shire plc and Devon Park Bioventures, a venture capital fund targeting investments in therapeutics companies. He began his career serving a range of life sciences companies as an Associate Principal at McKinsey & Company.

Dr. Leaman received an MD from the Perelman School of Medicine at the University of Pennsylvania, an MBA from the Wharton School at the University of Pennsylvania, a BA in Psychology, Philosophy and Physiology from Oriel College, University of Oxford while completing a Rhodes Scholarship, and a BS in Biology from Elizabethtown College.

"I am thrilled to join Traws’ Board of Directors as the Company progresses with its lead anti-viral product candidate, ratutrelvir, for COVID,” said Dr. Leaman. "I look forward to working with Traws’ Board and leadership team as it accelerates developing novel therapies to treat respiratory viral diseases."

The appointment further underscores Traws’ focus on strong governance, independent oversight, and disciplined execution.

About Ratutrelvir

Ratutrelvir is an investigational oral, small molecule Mpro (3CL protease) inhibitor designed to be a broadly acting treatment for SARS-CoV-2/COVID-19 that is used without ritonavir. It has demonstrated in vitro activity against a range of virus strains. Preclinical and Phase 1 studies show that ratutrelvir does not require co-administration with a metabolic inhibitor, such as ritonavir, which could avoid ritonavir-associated drug-drug interactions1, and potentially enable wider patient use. Phase 1 data also show that ratutrelvir’s pharmacokinetic (PK) profile demonstrated maintenance of target blood plasma levels approximately 13 times above the EC50 using the target Phase 2 dosing regimen of 600 mg/day for ten days, which may also reduce the likelihood of clinical rebound and, consequently, reduce the risk for Long COVID2. Industry data indicate that COVID treatment represents a potential multi-billion dollar market opportunity3,4.

About Tivoxavir Marboxil

Tivoxavir marboxil (TXM) is an investigational oral, small molecule CAP-dependent endonuclease inhibitor designed to be administered as a single-dose for the treatment of bird flu and seasonal influenza. It has shown potent in vitro activity against a range of influenza strains in preclinical studies, including a human isolate of the highly pathogenic avian flu H5N1 (bird flu). Consistent, positive preclinical data from three animal species indicate that a single dose of TXM demonstrated a therapeutic effect against H5N1 bird flu. Seasonal influenza represents an estimated multi-billion dollar antiviral market opportunity, largely driven by global health organizations, practice guidelines and government tenders and inclusion in drug stock piling initiatives5,6, with upside potential from potential pandemic flu outbreaks including H5N1 bird flu. We believe that these data support further development of TXM as a treatment for bird flu.

Source information:

1.    https://ascpt.onlinelibrary.wiley.com/doi/pdf/10.1002/cpt.2646

2.    Carly Herbert et al. (2025) Clinical Infectious Diseases. https://doi.org/10.1093/cid/ciae539

3.    Pfizer Inc. 10K report 2024, Feb 27, 2025

4.    Merck & Co 10K, Feb 25, 2025

5.    Per link

6.    TRAW data on file

About Traws Pharma, Inc.

Traws Pharma is a clinical stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. Traws integrates antiviral drug development, medical intelligence and regulatory strategy to meet real world challenges in the treatment of viral diseases. We are advancing novel investigational oral small molecule antiviral agents that have potent activity against difficult to treat or resistant virus strains that threaten human health: COVID-19/Long COVID and bird flu and seasonal influenza. Ratutrelvir is in development as a ritonavir-independent COVID treatment, targeting the Main protease (Mpro or 3CL protease). Tivoxavir marboxil is in development as a single dose treatment for bird flu and seasonal influenza, targeting the influenza cap-dependent endonuclease (CEN).

Traws is actively seeking development and commercialization partners for its legacy clinical oncology programs, rigosertib and narazaciclib. More details can be found on Traws’ website at https://www.ir.trawspharma.com/partnering.

For more information, please visit www.trawspharma.com and follow us on LinkedIn.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties including statements regarding the Company, its business and product candidates, including the potential opportunity, market size, benefits, effectiveness, safety, and the clinical and regulatory plans for ratutrelvir and tivoxavir marboxil, as well as plans for its legacy programs, and the expected impact of new leadership appointments. The Company has attempted to identify forward-looking statements by terminology including “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “preliminary”, “encouraging”, “approximately” or other words that convey uncertainty of future events or outcomes. Although Traws believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the success and timing of Traws’ clinical trials, Traws’ interactions with the FDA, BARDA and similar foreign regulators, collaborations, market conditions, regulatory requirements and pathways for approval, the ongoing need for improved therapy to reduce the frequency of clinical rebound and the concomitant risk for Long COVID, the extent of the spread and threat of the bird flu, Traws’ ability to raise additional capital when needed, and those discussed under the heading “Risk Factors” in Traws’ filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Traws undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except to the extent required by law.

Traws Pharma Contact:

Charles Parker

Traws Pharma, Inc.
cparker@trawspharma.com

www.trawspharma.com

Investor Contact:

John Fraunces
LifeSci Advisors, LLC
917-335-2395
jfraunces@lifesciadvisors.com